Exhibit 10.9

PERFORMANCE UNIT AWARD AGREEMENT
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

PERFORMANCE UNIT AWARD AGREEMENT executed in duplicate as of February 8, 2010 (the "Grant Date"), between Barnes Group Inc., a Delaware corporation (the "Company"), and ______________, an employee of the Company (the "Holder") (“this Agreement”).

In accordance with the provisions of the Barnes Group Inc. Stock and Incentive Award Plan as amended and in effect from time to time on and after the Grant Date (the "Plan"), the Compensation and Management Development Committee of the Company's Board of Directors (the "Committee") has authorized the execution of this Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning as provided for in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.
Grant of Performance Unit Award. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby awards to the Holder ______ performance unit awards that relate to the Company’s 2010, 2011 and 2012 fiscal years (the “Performance Unit Awards” or, collectively, the "Award"). The Award entitles the Holder to be paid cash equal to the Fair Market Value of a number of shares of Common Stock equal to the number of Performance Unit Awards that are deemed earned in the future pursuant to Section 2, Section 4(b) or Section 6 hereof, if any; provided, however, that, except as provided otherwise in Section 4(b), the Holder must be an employee of the Company on the future date as of which the Performance Unit Awards are deemed earned to be entitled to such payment. Notwithstanding the preceding sentence and any other provision of this Agreement to the contrary, at any time on or before December 31, 2011 and before the date, if any, on which a Change in Control occurs, the Company may cancel the Performance Unit Awards that pursuant to the first sentence of Section 2(a) relate to the Company’s 2012 fiscal year, without the consent of the Holder and without the payment of any consideration to the Holder, provided that the Company offers the Holder another compensation arrangement that provides an opportunity to earn compensation contingent on achievement of one or more performance goals in one or more fiscal years of the Company that include the Company’s 2012 fiscal year. Any such cancellation shall be effective whether or not the Holder accepts such offer. Subject to the foregoing, the Company shall have complete discretion to determine the terms and conditions of any such other compensation arrangement, including without limitation such terms and conditions as the amount of compensation that the Holder will have the opportunity to earn under such arrangement, the performance period(s), the performance criteria, the level(s) of performance which must be achieved in order to earn such compensation, and the time of payment of such compensation. Except in the event of a Change in Control as provided in Section 4(b) and Section 6, no Performance Unit Awards will be deemed earned pursuant to this Agreement, nor will the Holder be entitled to receive any payment under this Agreement, unless the applicable Minimum Performance Goal set forth in Section 2 is attained or exceeded for one or more of the Performance Years in the Award Period (as such terms are defined in Section 2). In no event shall the Award entitle the Holder to be paid the Fair Market Value of more than ______ shares of Common Stock, unless the excess is attributable solely to an adjustment pursuant to Section 7. All amounts payable under this Agreement are payable in cash. No shares of Common Stock will be issued pursuant to this Agreement, nor does this Agreement confer upon the Holder any rights with respect to shares of Common Stock.

2.	Performance Goal.

(a)
One-third of the Performance Unit Awards relate to the Company’s 2010 fiscal year, one-third relate to the Company’s 2011 fiscal year, and one-third relate to the Company’s 2012 fiscal year (such three fiscal years being hereafter referred to, collectively, as the “Award Period”, and each, individually, as a “Performance Year”). Subject to the other provisions of this Section 2 (including but not limited to Section 2(c) below) and this Agreement, (i) none of the Performance Unit Awards that relate to a Performance Year will be earned unless the Company’s consolidated basic earnings per share as determined in accordance with Section 6(b) of the Plan (“EPS”) for that Performance Year equal or exceed $____, in the case of Performance Year 2010, or, in the case of each of Performance Years 2011 and 2012, an amount of EPS to be determined in writing by the Committee not later than 90 days after the commencement of the Performance Year in question (the “Minimum Performance Goal”); (ii) 125% of the Performance Unit Awards that relate to a Performance Year will be earned if the EPS for that Performance Year equal or exceed $____, in the case of Performance Year 2010, or, in the case of each of the other Performance Years, an amount of EPS to be determined in writing by the Committee not later than 90 days after the commencement of the Performance Year in question (the “Maximum Performance Goal”); and (iii) the number of Performance Unit Awards that will be earned for performance between the Minimum Performance Goal and the Maximum Performance Goal for a Performance Year will be calculated by multiplying the number of Performance Unit Awards that relate to such Performance Year as stated

______________________
1 [Insert 125% of the number of Performance Unit Awards rounded, in the case of a fraction, to the nearest whole number]

above in this Section 2(a) by the performance factor corresponding to the EPS attained in that Performance Year in the applicable table below.

Table for Performance Year 2010:

	Performance	Performance Factor x _______[2] =
EPS	Factor	# Performance Unit Awards Earned[3]
$_____ or higher	125%	_____
$_____ - $_____	100%	_____
$_____ - $_____	75%	_____
$_____ - $_____	50%	_____
below $_____	-0-	-0-

Table for Performance Year 2011:

	Performance	Performance Factor x _______[2] =
EPS	Factor	# Performance Unit Awards Earned[3]
$_____* or higher	125%	_____
$_____* - $_____*	100%	_____
$_____* - $_____*	75%	_____
$_____* - $_____*	50%	_____
below $_____*	-0-	-0-

[This space left blank intentionally]

______________________
2 [Insert one-third of the total number of Performance Unit Awards rounded, in the case of a fractional PUA, to the nearest whole number or, if fewer, to the number of PUAs that remain.]

3 [Number of Performance Unit Awards Earned is rounded, in the case of a fraction, to the nearest whole number or, if fewer, 125% of the number of Performance Unit Awards that relate to the Performance Year in question].

* These amounts of EPS are to be determined in writing by the Committee not later than 90 days after the commencement of the Performance Year in question.

Table for Performance Year 2012:

	Performance	Performance Factor x _______[2] =
EPS	Factor	# Performance Unit Awards Earned[3]
$_____* or higher	125%	_____
$_____* - $_____*	100%	_____
$_____* - $_____*	75%	_____
$_____* - $_____*	50%	_____
below $_____*	-0-	-0-

Not later than ninety (90) days after the commencement of each of the Performance Years 2011 and 2012, the Committee shall establish in writing (within the meaning of Treasury Regulation section 1.162-27(e)(2)(i)) the Minimum Performance Goal, the Maximum Performance Goal and the EPS goals corresponding to the 50%, 75% and 100% performance factors for the Performance Year in question. Not later than ninety (90) days after the commencement of any Performance Year, and notwithstanding the foregoing provisions of this Section 2(a), the Committee may in its discretion change any or all of the EPS goals for that Performance Year and/or performance factors for that Performance Year and/or the calculation of EPS for that Performance Year. Any such change shall be established in writing by the Committee (within the meaning of Treasury Regulation section 1.162-27(e)(2)(i)).

(b)
In no event may the Committee, more than ninety (90) days after the commencement of any Performance Year, directly or indirectly, increase the number of Performance Unit Awards that will be earned in the event the Minimum Performance Goal, the Maximum Performance Goal or any particular level of EPS between the Minimum Performance Goal and the Maximum Performance Goal is attained in such Performance Year.

(c)
Any provision of Section 2(a) or 2(b) to the contrary notwithstanding, Performance Unit Awards that may be earned for any Performance Year pursuant to this Section 2 shall not be deemed earned (i) until December 31 of such Performance Year, and (ii) unless the Holder is employed by the Company on December 31 of such Performance Year.

3.
Payment for Earned Performance Unit Awards. A cash payment shall be made to the Holder (or, in the event of the death of the Holder, to the Beneficiary of the Holder) in settlement of each Performance Unit Award that is deemed earned pursuant to Section 2 above or Section 4(b) below. The payment shall be made on a date during the 43-day period beginning on the first day of February and ending on the 15th day of March immediately following the December 31 on which such Performance Unit Award is deemed earned (which date during that 43-day period shall be determined by the Company); provided, however, that if a Change in Control occurs after the December 31 on which such Performance Unit Award is deemed earned and before payment is made pursuant to the preceding provisions of this sentence, or if such Performance Unit Award is deemed earned at the time of a Change in Control pursuant to Section 4(b) below, such payment shall be made promptly on the date of such Change in Control. The amount of cash to be paid in settlement of each Performance Unit Award that is deemed earned pursuant to Section 2 above or Section 4(b) below is the Fair Market Value of one share of Common Stock on the date preceding the date on which the payment is made. In no event, except a Change in Control as a result of which Performance Unit Awards are deemed earned pursuant to Section 4(b) or Section 6 hereof, shall any payment be made in settlement of any Performance Unit Awards unless the Committee certifies in writing that the performance goals and any other material terms (within the meaning of Treasury Regulation section 1.162-27(e)(5)) were in fact satisfied with respect to such Performance Unit Awards. Such certification shall take place in time to permit timely payment to be made during the 43-day period mentioned above. However, if a Change in Control occurs after the December 31 on which Performance Unit Awards are deemed earned pursuant to Section 2 above or Section 4(b) below and before payment is made during that 43-day period in settlement of those Performance Unit Awards, such certification shall take place in time to permit payment to be made on the date of such Change in Control in accordance with the provisions above of this Section 3, and, if audited financial statements are not available when such certification takes place, such certification shall be based on unaudited financial statements if and to the extent that the Committee is satisfied that the unaudited numbers provide a sufficient basis for it to determine whether and to what extent the performance goals were in fact satisfied with respect to those Performance Unit Awards.

4.	Termination.

(a)
If the Holder’s employment terminates before December 31 of any Performance Year other than by reason of the Holder’s death or “Disability”, then the Award shall terminate with respect to all of the Performance Unit Awards that have not been deemed earned as of the date of such termination, and the Holder will not be entitled to any payment for such unearned Performance Unit Awards.

(b)
If the Holder’s employment terminates during the Award Period by reason of the Holder’s death or “Disability”, then (i) on December 31 of the Performance Year in which such employment termination occurs the same number of Performance Unit Awards will be deemed earned for that Performance Year that would have been deemed earned pursuant to Section 2 if the Holder’s employment by the Company had continued through the end of that Performance Year; provided that if a Change in Control occurs after such employment termination and during that Performance Year, then at the time of such Change in Control the Holder shall be deemed to earn the number of Performance Unit Awards that relate to that Performance Year pursuant to the first sentence of Section 2(a) above, whether or not the Minimum Performance Goal has been or is thereafter attained or exceeded for that Performance Year; and (ii) the Award shall terminate with respect to all Performance Unit Awards that have not otherwise been deemed earned as of the date of such employment termination, and the Holder will not be entitled to any payment for such unearned Performance Unit Awards. For purposes of this Agreement, “Disability” shall have the meaning set forth in the Company’s long-term disability plan as in effect from time to time (or, if that plan is not in effect at the time in question, as it was last in effect).

5.
Additional Condition. If the Holder, at any time while the Award is outstanding: (i) directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, investor or in any other capacity, accepts employment by, renders services for or otherwise assists any other business which competes with the business conducted by the Company or any of its Subsidiaries in which the Holder has worked during the Holder's last two years with the Company or any of its Subsidiaries; (ii) directly or indirectly, hires or solicits or arranges for the hiring or solicitation of any employee of the Company or any of its Subsidiaries, or encourages any such employee to leave such employment; (iii) uses, discloses, misappropriates or transfers confidential or proprietary information concerning the Company or any of its Subsidiaries (except as required by the Holder's work responsibilities with the Company or any of its Subsidiaries); or (iv) is convicted of a crime against the Company or any of its Subsidiaries; or (v) engages in any activity in violation of the policies of the Company or any of its Subsidiaries, including without limitation the Company's Code of Business Ethics and Conduct, or, at any time, engages in conduct adverse to the best interests of the Company or any of its Subsidiaries; then should any of the foregoing events occur, the outstanding portion of the Award shall be canceled, unless the Committee, in its sole discretion, elects not to cancel it. The provisions of this Section 5 are in addition to any other agreements related to non-competition, non-solicitation and preservation of Company confidential and proprietary information entered into between the Holder and the Company, and nothing herein is intended to waive, modify, alter or amend the terms of any such other agreement.

6.
Exception for Change in Control. Any provision of this Agreement (other than the third sentence of Section 1) to the contrary notwithstanding, if the Holder remains in the continuous employ of the Company from the Grant Date to the date, if any, on which a Change in Control occurs during the Award Period, all of the Performance Unit Awards that relate to the Performance Year in which the Change in Control occurs and any Performance Year thereafter shall thereupon immediately be deemed earned and non-forfeitable, and the Holder shall be paid cash in settlement of such earned Performance Unit Awards on the date on which such Change in Control occurs, whether or not the Minimum Performance Goal has been or is thereafter attained or exceeded for any Performance Year and whether or not the Holder is thereafter employed by the Company. The amount of cash to be paid in settlement of each Performance Unit Award that is deemed earned pursuant to this Section 6 is the Fair Market Value of one share of Company Common Stock on the date preceding the date on which the payment is made.

7.	Adjustments Upon the Occurrence of Certain Events.

(a)
In the case of a stock dividend or a stock split with respect to the Common Stock, the number of Performance Unit Awards shall be increased by the number of additional shares the Holder would have received had he owned a number of shares of Common Stock equal to the number of Performance Unit Awards on the record date for payment of the stock dividend or the stock split.

(b)
In the case of any reorganization or recapitalization of the Company (by reclassification of its outstanding Common Stock or otherwise), or its consolidation or merger with or into another corporation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, pursuant to any of which events the then outstanding shares of the Company’s Common Stock are combined, or are changed into or become exchangeable for other shares of stock or property, the Holder shall be entitled to earn and receive pursuant to the Award, in lieu of cash payment for the shares for which he would otherwise be entitled to be paid pursuant to the Award (the “Affected Shares”), and without having to make any payment to the Company or otherwise, cash payment for the shares of stock or property which the Holder would have received upon such reorganization, recapitalization, consolidation, merger, sale or other transfer, if immediately prior thereto he had owned the Affected Shares and had exchanged the Affected Shares in accordance with the terms of such reorganization, recapitalization, consolidation, merger, sale or other transfer.

(c)
In case of any distribution by the Company of rights or property to stockholders (including without limitation a spin-off), the issuance of stock options to persons other than employees or directors of the Company, the issuance by the Company of securities convertible into the Company’s Common Stock or into shares of any stock or security into which such Common Stock shall have been changed or for which it shall have been exchanged, or any other change in the capital structure of the Company (other than as specified above in this Section 7) which, in the judgment of the Committee, would effect a dilution or diminution of the Holder’s rights hereunder, the Committee shall make equitable adjustments in the number or kind of shares in respect of which payment may be made pursuant to this Award, and such adjustments shall be effective and binding for all purposes of this Award.

(d)	Any provision of this Section 7 to the contrary notwithstanding, only adjustments that qualify for the treatment described in Treasury Regulation section 1.162-27(e)(2)(iii)(C) and that would not prevent the amounts payable hereunder from being “objectively determinable” within the meaning of Treasury Regulation section 1.409A-3(i)(1) may be made pursuant to this Section 7.

8.	[LEFT BLANK INTENTIONALLY]

9.
No Assignment or Transferability. This Award shall not be (i) assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise, (ii) subject to execution, attachment or similar process, or (iii) transferable by the Holder except by will or by the laws of descent and distribution or to a Beneficiary as defined in Section 2(d) of the Plan.

10.
Withholding of Taxes. The Company may withhold from any payment to be made pursuant to this Agreement such amounts as it may determine it is required to withhold pursuant to any foreign, Federal, state or local law or regulation.

11.
No Implied Promises. By accepting the Award and executing this Agreement, the Holder recognizes and agrees that the Company and its Subsidiaries, and each of their officers, directors, agents and employees, including but not limited to the Board of Directors of the Company and the Committee, in their oversight or conduct of the business and affairs of the Company and its Subsidiaries, may in good faith cause the Company and/or a Subsidiary to act or omit to act in a manner that will, directly or indirectly, prevent all or part of the Performance Unit Awards from being earned. No provision of this Agreement shall be interpreted or construed to impose any liability upon the Company, any Subsidiary, or any officer, director, agent or employee of the Company or any Subsidiary, or the Board or the Committee, for any failure to earn Performance Unit Awards that may result, directly or indirectly, from any such action or omission, or shall be interpreted or construed to impose any obligation on the part of any such entity or person to refrain from any such action or omission.

12.
Notices. Any notice hereunder by the Holder shall be given to the Senior Vice President, General Counsel and Secretary in writing and such notice by the Holder hereunder shall be deemed duly given or made only upon receipt by the Senior Vice President, General Counsel and Secretary at Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010-6376, or at such other address as the Company may designate by notice to the Holder. Any notice to the Holder shall be in writing and shall be deemed duly given if delivered to the Holder in person or mailed or otherwise delivered to the Holder at such address as the Holder may have on file with the Company from time to time.

13.
Interpretation and Disputes. The Committee shall interpret and construe this Agreement and determine whether the Holder has satisfied the performance goals set forth in Section 2. Any such interpretation, construction or determination shall be final, binding and conclusive on the Company and the Holder. In the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

Any claim, demand or controversy arising from such interpretation, construction or determination by the Committee shall be submitted first to a mediator in accordance with the rules of the American Arbitration Association ("AAA") by submitting a mediation request to the Administrator within thirty (30) days of the date of the Committee's interpretation or construction. The mediation process shall conclude upon the earlier of: (i) the resolution of the dispute; (ii) a determination by either the mediator or one or more of the parties that all settlement possibilities have been exhausted and there is no possibility of resolution; or (iii) thirty (30) days have passed since the filing of a request to mediate with the AAA. A party who has previously submitted a dispute to mediation, and which dispute has not been resolved, may submit such dispute to binding arbitration pursuant to the rules of the AAA. Any arbitration proceeding for such dispute must be initiated within fourteen (14) days from the date that the mediation process has concluded. The prevailing party shall recover its costs and reasonable attorney's fees incurred in such arbitration proceeding. The Holder and the Company specifically understand and agree that the failure of a party to timely initiate a proceeding hereunder shall bar the party from any relief or other proceeding and any such dispute shall be deemed to have been finally and completely resolved. All mediation and arbitration proceedings shall be conducted in Bristol, Connecticut or such other location as the Company may determine and the Holder agrees that no objection shall be made to such jurisdiction or venue, as a forum non conveniens or otherwise. The arbitrator's authority shall be limited to resolution of the legal disputes between the parties and the arbitrator shall not have authority to modify or amend this Agreement or the Committee's interpretation or construction thereof, or abridge or enlarge rights available under applicable law. Any court with jurisdiction over the parties may enforce any award made hereunder.

14.    General.

(a)
Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or other service of the Company or any Subsidiary, or shall limit in any manner the right of the Company, its stockholders or any Subsidiary to terminate the employment or other service of the Holder or adjust the compensation of the Holder.

(b)
No shares of Common Stock will be issued pursuant to this Agreement. Any payment to be made pursuant to this Agreement will be made in cash. The Holder shall have no rights as a shareholder with respect to any shares for which cash payment may be made pursuant to this Agreement.

(c)	This Agreement shall be binding upon the successors and assigns of the Company and upon the Beneficiary, estate, legal representatives, legatees and heirs of the Holder.

(d)	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

(e)
Nothing in this Agreement is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any plan, practice or arrangement for the payment of compensation or fringe benefits to the Holder or any other employee of the Company or any of its subsidiaries which the Company or any of its subsidiaries now has or may hereafter put into effect, including without limitation any retirement, pension, savings or thrift, insurance, death benefit, stock purchase, incentive compensation or bonus plan.

(f)
Any Performance Unit Awards that may be earned pursuant to Section 2 of this Agreement are intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”). Any provision of this Agreement that would prevent any such Performance Unit Awards from so qualifying shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

(g)
Any amounts that may be paid pursuant to this Agreement are intended to qualify as short-term deferrals under Treasury Regulation section 1.409A-1(b)(4), or to meet the requirements of Section 409A(a)(2), (3) and (4) of the Code, so that none of the amounts that may be paid pursuant to this Agreement will be includible in the Holder’s federal gross income pursuant to Section 409A(a)(1)(A) of the Code. The Award and this Agreement shall be administered, interpreted and construed to carry out such intention, and any provision of this Agreement that cannot be so administered, interpreted and construed shall to that extent be disregarded. However, the Company does not represent, warrant or guarantee that any amount that may be paid pursuant to this Agreement will not be includible in the Holder’s federal gross income pursuant to Section 409A(a)(1)(A) of the Code, nor does the Company make any other representation, warranty or guaranty to the Holder as to the tax consequences of the Award or this Agreement.

(h)
This Agreement is intended to document a “Performance Share Award” as defined in Section 2(x) of the Plan, which is granted pursuant to and subject to Section 5.II. and the other applicable terms and conditions of the Plan, a copy of which has been or is herewith being supplied to the Holder and the terms and conditions of which are hereby incorporated by reference. Anything herein to the contrary notwithstanding, each and every provision of this Agreement shall be subject to the terms and conditions of the Plan.

(i)
Except as otherwise provided in Section 15 below, this Agreement may only be amended in a writing signed by the Holder and an officer of the Company (other than the Holder) duly authorized to do so. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and the parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

15.	Consent to Certain Amendments and Provisions.

(a)
By executing this Agreement, the Holder hereby irrevocably (i) authorizes the Committee or the Board of Directors of the Company (the “Board”) or their duly authorized delegate(s) to amend this Agreement and any “Prior Non-Grandfathered Compensation Arrangement” as defined in Section 15(b) below, at any time and in any respect that the Committee or the Board or their duly authorized delegate(s) determines to be in the interest of the Holder and necessary, advisable or expedient to plan for, respond to, comply with or reflect Section 409A of the Code, and (ii) consents in advance to any and all such amendments of this Agreement and any Prior Non-Grandfathered Compensation Arrangement, and (iii) consents in advance to any amendment of the Plan that the Board or its duly authorized delegate(s) hereafter determines to be in the interest of the Holder and adopts to plan for, respond to, comply with or reflect Section 409A of the Code, and (iv) agrees that the Holder’s consent to any such amendments of this Agreement, any Prior Non-Grandfathered Compensation Arrangement and the Plan shall be as effective as if such amendments were fully set forth herein, and (v) waives any right s/he may have to consent to the amendment in question if for any reason the Holder’s consent to any of the aforementioned amendments is not legally effective, and (vi) recognizes and agrees that the Company does not represent, warrant or guarantee that any amendment of this Agreement or any Prior Non-Grandfathered Compensation Arrangement or the Plan that is made pursuant to this Section 15(a), or any Different Identification Method that the Board or Committee may prescribe or Different Election that the Board or Committee may make in accordance with Section 15(c) below, will have its intended tax effect or will enable compensation to be exempt from or comply with Section 409A of the Code, and that the Company does not make any other representation, warranty or guaranty to the Holder as to the tax consequences of any such amendment, Different Identification Method or Different Election. For the avoidance of doubt, nothing in this Section 15(a) is intended to authorize or constitute the Holder’s consent to any amendment that would constitute a modification or extension of a stock option within the meaning of Treasury Regulation section 1.409A-1(b)(5)(v), or that would accelerate or defer compensation other than as permitted by Section 409A of the Code or an exclusion therefrom (such as the exclusion for short-term deferrals), and nothing in this Section 15(a) shall limit the Board’s authority to amend the Plan pursuant to Section 14 thereof.

(b)
For purposes of Section 15(a) above, a “Prior Non-Grandfathered Compensation Arrangement” means any compensation arrangement between the Company and the Holder that was entered into before the Grant Date (whether or not paid in full before the Grant Date) except to the extent that the compensation payable (or paid) under such arrangement is “grandfathered” from Section 409A of the Code (i.e., is compensation to which Section 409A of the Code does not apply, according to Treasury Regulation section 1.409A-6 or any other applicable Treasury Department guidance). In no event shall an arrangement that is grandfathered from Section 409A in the absence of this Section 15 be deemed to be a Prior Non-Grandfathered Compensation Arrangement within the meaning of Section 15(a). The Holder recognizes and agrees that Prior Non-Grandfathered Compensation Arrangements may include, but may not be limited to, (i) any stock option, restricted stock unit, performance share, performance unit or contingent dividend equivalent award that the Company granted to the Holder after December 31, 2004 under the Plan or otherwise, (ii) any restricted stock unit, performance-accelerated restricted stock unit, performance share, performance unit or contingent dividend equivalent award that the Company granted to the Holder before December 31, 2004 (whether under the Plan or otherwise) that was outstanding and unvested on that date, and (iii) any non-qualified deferred compensation plan, such as the Company’s Retirement Benefit Equalization Plan, Supplemental Executive Retirement Plan and Supplemental Senior Officer Retirement Plan, if and to the extent that the Holder accrued benefits or vested in benefits under such plan after that date.

(c)
The Holder agrees that, if at any time during the 12-month period ending on any “specified employee identification date”, which shall be December 31, the Holder is in Salary Grade 20 or above or meets the requirements of Code section 416(i)(1)(A)(ii) or (iii) (applied in accordance with the Treasury Regulations thereunder and disregarding Code section 416(i)(5)), the Holder shall be treated as a “specified employee” (within the meaning of Treasury Regulation section 1.409A-1(i)) (“Specified Employee”) for purposes of this Agreement and any Prior Non-Grandfathered Compensation Arrangement and any compensation arrangement that may hereafter be adopted by the Company in which the Holder may participate (“Future Compensation Arrangement”) for the entire 12-month period beginning on the “specified employee effective date”, which shall be the January 1 that immediately follows such specified employee identification date, unless the Board or Committee hereafter prescribes a different method of identifying service providers who will be subject to the six month delay required by Section 409A(a)(2)(B)(i) of the Code (the “Six Month Delay”)(a “Different Identification Method”) or elects a different specified employee identification date or specified employee effective date or makes any other election that may be made in accordance with Treasury Regulation section 1.409A-1(i) and the official guidance under Code Section 409A (a “Different Election”), in which case whether the Holder shall be treated as a Specified Employee shall be determined in accordance with any such Different Identification Method so prescribed and any such Different Election so made by the Board or Committee. The Holder hereby irrevocably (i) consents to any such Different Identification Method that the Committee or Board may hereafter prescribe and any such Different Election that the Committee or Board may hereafter make in accordance with that Treasury Regulation or otherwise in accordance with Code Section 409A and the official guidance thereunder, for purposes of identifying the service providers who will be subject to the Six Month Delay with respect to payments under this Agreement, any Prior Non-Grandfathered Compensation Arrangement and any Future Compensation Arrangement, and (ii) agrees that the Holder’s consent to any such Different Identification Method or Different Election shall be as effective as if such Different Identification Method or Different Election were fully set forth herein, and (iii) waives any right s/he may have to consent to the Different Identification Method or Different Election in question if for any reason the Holder’s consent to such Different Identification Method or Different Election is not legally effective.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BARNES GROUP INC.	HOLDER

BY:
Senior Vice President - Human Resources	[HOLDER]

Approved by the Compensation and Management
Development Committee of the Board of Directors: 2/08/2010